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                                                                EXHIBIT 10.2

                                STOCK OPTION AGREEMENT


    THIS AGREEMENT is entered into and effective as of April 29, 1996 (the "Date of Grant"), by and between LifeRate Systems, Inc. (the "Company") and William W. Chorske (the "Optionee").

    A. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

    B. This option is being granted in connection with the Employment Agreement dated April 29, 1996 between the Company and the Optionee (the "Employment Agreement").

    Accordingly, the parties hereby agree as follows:

ARTICLE 1.  GRANT OF OPTION.

    The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase Sixty-One Thousand Six Hundred Sixty-Seven (61,667) shares (the "Option Shares") of the Company's common stock (the "Common Stock"), according to the terms and subject to the conditions set forth in this Agreement.


ARTICLE 2.  OPTION EXERCISE PRICE.

    The per share price to be paid by Optionee in the event of an exercise of the Option shall be $9.375.


ARTICLE 3.  DURATION OF OPTION AND TIME OF EXERCISE

    3.1 PERIOD OF EXERCISABILITY. The Option shall become exercisable with respect to the Option Shares in one installment. The following table sets forth the initial dates of exercisability of the installment and the number of Option Shares as to which this Option shall become exercisable on such dates:

                  INITIAL DATE OF                  NUMBER OF OPTION SHARES
                  EXERCISABILITY                   AVAILABLE FOR EXERCISE

                  April 30, 1997                           61,667

The foregoing rights to exercise this Option shall be cumulative with respect to the Option Shares becoming exercisable on such date but in no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minneapolis, Minnesota time) on April 30, 2006 (the "Time of Termination").

                3.2 TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Except as otherwise provided in Section 3.3 below:

                (a) In the event that the Optionee's employment or other service with the Company and all Subsidiaries (as defined in the Plan) is terminated by reason of the Optionee's death, or Total Disability (as such terms are defined in the Employment Agreement) or the expiration of this Agreement by its terms or by the Optionee for "Good Reason" under Section 4(c) of the Employment Agreement, this Option shall remain exercisable to the extent exercisable as of such termination or expiration until the Time of Termination.



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                (b)   In the event the Optionee's employment or other service
with the Company and all Subsidiaries is terminated for any reason other as set forth in subsection 3.2(a) all rights of the Optionee under this Agreement shall immediately terminate without notice of any kind, and this Option shall no longer be exercisable.

                (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Optionee materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of the Optionee's employment or other service with the Company or any Subsidiary, the Company in its sole discretion may immediately terminate all rights of the Optionee under this Agreement without notice of any kind.

                3.3   CHANGE IN CONTROL.

                (a) For purposes of this Section 3.3, the term "Change in Control" shall have the meaning set forth in Section 6 of the Employment Agreement.

                (b) If any events constituting a Change in Control of the Company shall occur, then this Option shall become immediately exercisable in full until the Time of Termination, whether or not the Optionee remains in the employ or service of the Company or any Subsidiary. In addition, if a Change in Control of the Company shall occur, the Company, in its sole discretion, and without the consent of the Optionee, may determine that the Optionee shall receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of this Option.

                (c) Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the exercisability of this Option or the payment of cash in exchange for all or part of this Option as provided above (which acceleration or payment could be deemed a payment within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and the payments to the Optionee as set forth herein shall be reduced to the largest amount as, in the sole judgment of the Company, will result in no portion of such payments being subject to the excise tax imposed by
Section 4999 of the Code.


ARTICLE 4.  MANNER OF OPTION EXERCISE.

                4.1 NOTICE. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained herein, by delivery, in person or by registered mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice shall be in a form satisfactory to the Company, shall identify the Option, shall specify the number of Option Shares with respect to which this Option is being exercised, and shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised by any person or persons other than the Optionee, the notice shall be accompanied by appropriate proof of right of such person or persons to exercise this Option. As soon as practicable after the effective exercise of this Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.



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                4.2   PAYMENT.  At the time of exercise of this Option, the
Optionee shall pay the total purchase price of the Option Shares to be purchased solely in cash (including a personal check or a certified or bank cashier's check, payable to the order of the Company); provided, however, that to the extent permitted by the Company, in its sole discretion, may allow such payments to be made, in whole or in part, by delivery of a Broker Exercise Notice or a promissory note (containing such terms and conditions as the Company may in its discretion determine), by transfer from the Optionee to the Company of Previously Acquired Shares, or by a combination thereof. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" shall have the meanings set forth in the Plan. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of this Option.

                4.3 INVESTMENT PURPOSE. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (1)(a) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (b) if the Company has determined not to so register such shares, exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from the Optionee (or, in the event of death or disability, the Optionee's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (2) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Company shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. In the event that, at the time of the attempted exercise of this Option, any of these conditions to the issuance of a certificate for shares of Common Stock have not been satisfied, such exercise shall be deemed withdrawn and the Company shall return any payments made with respect thereto unless the Optionee, within 15 days after being informed of the nonsatisfaction of such conditions, gives the Company written notice that he or she wants such exercise to remain suspended (in which event such exercise shall be deemed to be effective on the earliest date upon which such conditions have been satisfied). Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, each certificate representing any such shares shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.

                4.4 DISPOSITION. Prior to making a disposition of any shares of Common Stock acquired pursuant to the exercise of this Option before the expiration of two years after the Date of Grant or before the expiration of one year after the date of exercise of this Option and the date on which such shares of Common Stock were transferred to the Optionee pursuant to exercise of this Option, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of the Optionee to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to such disposition. The Company shall have the right, in its sole discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding and employment-related tax requirements or until the later of the expiration of two years from the Date of Grant or one year from the date on which such shares were transferred to the Optionee pursuant to the exercise of this Option.


ARTICLE 5.  TRANSFERABILITY.







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                This Option may be transferred by the Optionee upon receipt by the Company of an opinion of counsel, acceptable to the Company, that such transfer complies with applicable state and federal securities laws.


ARTICLE 6.  LIMITATION OF LIABILITY.

                Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.


ARTICLE 7.  WITHHOLDING TAXES.

                The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or to a disqualifying disposition of the Option Shares acquired upon exercise of this Option, or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.


ARTICLE 8.  ADJUSTMENTS.

                In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Company (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number, kind and exercise price of securities subject to this Option.


ARTICLE 9.  MISCELLANEOUS.

                9.1 BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

                9.2 GOVERNING LAW. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

                9.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and supersedes all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.




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                9.4   AMENDMENT AND WAIVER.  This Agreement may be amended,
waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

                The parties hereto have executed this Agreement effective the day and year first above written.

                                        LIFERATE SYSTEMS, INC.


                                         By: /s/ David D. Koentopf
                                             ---------------------------------
                                         Its: Chairman of the Board
                                             ---------------------------------


                                         OPTIONEE


                                          /s/ William W. Chorske
                                             ---------------------------------
                                          William W. Chorske









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